AMENDED EMPLOYMENT AGREEMENT

     THIS AMENDED EMPLOYMENT AGREEMENT, made as of March 23, 2001 between FAMOUS FIXINS, INC., a New York corporation with offices at 250 West 57th Street, Suite 1112, New York, New York 10107 ("Employer"), and JASON BAUER, an individual residing in New York, New York ("Employee"), amends the terms of the April 12, 1999 Employment Agreement between Employer and Employee, provided that, in the event that this Amended Employment Agreement is not given full force and effect, for whatever reason, the terms of the April 1999 Employment Agreement shall govern.

                                   WITNESSETH:

     WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

     WHEREAS, Employee has at Employer's request deferred certain compensation in the past, which shall be paid in full to Employee prior to April 30, 2001, including deferred salary increases;

     NOW THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby agrees to serve, as President and Chief Executive Officer of Employer, for the Term of Employment (as defined in Section 2). Employee agrees to perform such services as are customary for such office. Employee further agrees to use Employee's best efforts to promote the interest of Employer and to devote Employee's full business time and energies during normal business hours to the business and affairs of Employer during the Term of Employment.

     2. TERM OF EMPLOYMENT. The employment hereunder shall commence as of April 12, 2001 (and prior to April 12, 2001, the terms of the prior Employment Agreement remain in full force and effect) and shall continue for a term of five
(5) years from April 12, 2001 (the "Term of Employment"), unless earlier terminated: (a) upon death of Employee; (b) at the option of Employer upon 30 days' prior written notice to Employee, in the event Employee, by reason of physical injury or illness, is unable to materially perform his duties hereunder for a continuous period of 120 days and has no expectation of returning to work within a reasonable time thereafter; or (c) upon the discharge of Employee by the Board of Directors of Employer for "cause" (as defined in Section 10 hereof). The Term of Employment may be renewed for an additional five years commencing five years after the execution of this Agreement, upon written notice of the Board of Directors of Employer given at any time in the first eight months of the fifth year of the Term of Employment, subject to acceptance thereof by Employee.

         3.       COMPENSATION.

     A. Base Salary. As compensation for the services to be provided hereunder and in consideration of Employee's agreement not to compete as set forth in
Section 4, during the Term of Employment, Employer shall pay Employee an annual salary of $175,000 with adjustments of the greater of $10,000 or the change in the Consumer Price Index, or such greater annual salary as may be established by Employer's Board of Directors, which shall be payable in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer. Commencing in the second year of this Agreement, Employee's base annual salary shall be increased (but not decreased), each fiscal quarter, by an amount equal to at least one percent of the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") in the most recent fiscal year.

     Additionally, Employee is entitled to receive compensation equal to one percent (1%) of sales effected by Employer, payable in accordance with similar payments made to other employees.

     B. Incentive Earnings Bonus. In addition to any bonus to be determined by the Board of Directors, Employee is eligible for certain incentive bonuses contingent upon certain corporate earnings milestones. Employee is hereby granted five year options to purchase up to 1,500,000 shares of the Company's common stock, par value $.001 per share. These options will vest upon the achievement of certain corporate earnings milestones as set forth herein. The exercise price for the options is $.03025 per share, based on 110% of the trading price of $0.0275 of the common stock on March 23, 2001. Options to purchase 1,000,000 shares shall vest immediately upon the first to occur of either the Company obtaining two or more new celebrity, entity, athlete or Company licenses or new products (since January 1, 2001) or upon the occurrence of a fiscal year in which the Company's revenues exceed $3,000,000; and additional options to purchase 500,000 additional shares shall vest immediately upon the first to occur of either the Company obtaining a further two or more new celebrity, entity, athlete or Company licenses or new products or upon the occurrence of a fiscal year in which the Company's revenues exceed $3,500,000. These options are cumulative and are subject to the same anti-dilution rights as are available to some other shareholder or investor in the Company. If any milestones are achieved in the same year, all such options shall vest at the time such milestone is achieved.

     C. Bonus. Employee shall, during the term of this Agreement, be entitled to an annual performance bonus equal to up to fifty percent (50%) of Employee's base salary, as defined in Section 3.A, or such other amount as the Board of Directors may determine. Additionally, Employee shall be entitled to such other bonuses as the Board of Directors shall determine from time to time.

     D. Other Benefits. Employee shall be entitled to the following fringe benefits, perquisites, and other benefits of employment during the Term of
Employment: (i) medical and dental insurance under such group medical and dental insurance policies as Employer may provide to its employees; (ii) sick days in accordance with Employer's policy regarding officers; (iii) up to six (6) weeks vacation in each year fully worked; (iv) participation in Employer's 401(k) plan or such other plan as Employer may adopt; (v) participation in Employer's employee stock option plan when and if established; and (vi) Employer shall also during the term hereof and for one year thereafter provide and pay for a fifteen year (15-year) term life insurance policy on the life of Employee, subject to Employee's reasonable insurability, with a face amount of benefit of $1,000,000 with the beneficiary thereof to be Employee's estate, or as otherwise directed by Employee. Employee shall have the option to maintain such insurance at his own expense one year after the end of the term hereof, if such term is not renewed. In addition to the foregoing, Employee shall also be entitled to any benefits, perquisites and other benefits to the extent that the Board of Directors determines such benefits are to be made available to Employer's employees in general.

     E. Payment Upon Early Termination. In the event of early termination of employment for any reason specified in Section 10 hereof, Employer shall no longer be obligated to make any payments of compensation to Employee or Employee's estate under this Agreement except as provided for herein. However, any salary or bonus earned and/or vested for prior periods, but not yet paid, shall be paid by Employer to Employee or Employee's estate.

     4. COVENANT NOT TO COMPETE; INTELLECTUAL PROPERTY; CONFIDENTIALITY.

     A. Covenant Not to Compete and Solicit. During the Term of Employment, Employee will not, within any jurisdiction in which Employer or any affiliate conducts its business operations, or in any way materially competing with Employer, directly or indirectly, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type or character engaged in and competitive with that conducted by Employer. The decision of Employer's Board of Directors as to what constitutes a competing business shall be final and binding upon Employee, and such decision shall be made in good faith. For these purposes, ownership by Employee or any affiliate of Employee of securities of a public company not in excess of one percent (1%) of any class of such securities shall not be considered to be competition with Employer.

     For a period of three (3) years after termination of Employee's employment with Employer, Employee further agrees to refrain from interfering with the employment relationship between Employer and its other employees by soliciting any of such individuals to participate in independent business ventures and agrees to refrain from soliciting business from any client or prospective client (as disclosed in a list to be provided to Employee by Employer at the time he ceases to be employed, which list shall be binding upon Employee) of Employer's for Employee's benefit or for any other entity.

     It is the desire and intent of the parties that if any provisions of this
Section 4(A) shall be adjudicated to be invalid or unenforceable, this Section 4(A) shall be deemed amended to delete therefrom such provisions or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

     B. Intellectual Property. During the Term of Employment, Employee will disclose to Employer all ideas, inventions and business plans developed by Employee during such period which relates directly or indirectly to the business of Employer or affiliates, including without limitation any process, operation, product or improvement which may be patentable or copyrightable. Employee agrees that such will be the property of Employer and that Employee will, at Employer's request and cost, do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to Employer.

     C. Confidentiality. Employee agrees to not divulge to anyone (other than Employer or any other persons employed or designated by Employer) any knowledge or information of any type whatsoever of a confidential nature relating to the business of Employer or any of its subsidiaries or affiliates, including without limitation all types of trade secrets (unless readily ascertainable from public or published information or trade sources). Employee further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without prior written consent of Employer.

     5. CHANGE OF CONTROL. Employee shall have the right to terminate the employment agreement in the event of a "change in control" of Employer. "Change of control" is defined to be any of the following: (i) a change in the ownership or management of Employer that would be required to be reported in response to certain provisions of the Securities Exchange Act of 1934; (ii) an acquisition by a person or entity (excluding Employer) or persons or entities acting as a group of 25% or more of the Employer's common stock or the Employer's then outstanding voting securities; (iii) a change in a majority of the current Board of Directors (the "Incumbent Board") (excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest); (iv) consummation of a reorganization, merger, consolidation or sale of a majority of the Company's assets (collectively, a "Transaction") other than a Transaction in which all or substantially all of the shareholders of Employer prior to such transaction own, in the same proportion, more than 50% of the voting power of the entity resulting from the Transaction, at least a majority of the board of directors of the resulting entity were members of the Incumbent Board, and after which no person (other than the resulting entity and certain affiliates) beneficially owns 25% or more of the voting power of the resulting entity, except to the extent such ownership existed prior to the Transaction; or (v) the approval by the Employer's stockholders of a complete liquidation or dissolution of Employer. Upon a change in control, Employee shall be entitled to a lump sum payment, payable within one month of termination, equal to two hundred and ninety nine percent (299%) of Employee's "base amount", as defined in Section 28OG(3) of the Code.

     6. REIMBURSEMENT OF EXPENSES. Employee shall be entitled to be reimbursed for reasonable travel and other expenses incurred in connection with Employee's services to Employer pursuant to and during the Term of Employment upon a basis consistent with the policies established or announced by Employer.

     7. AUTOMOBILE. Employer shall continue to provide Employee with an automobile, including related maintenance, repairs, insurance, cellular telephone, parking and other costs, for the exclusive use of Employee.

     Employer recognizes Employee's need for an automobile for business purposes. Employer, therefore, upon the expiration of the aforementioned automobile lease, shall provide Employee with an automobile, including related maintenance, repairs, insurance, cellular telephone and other costs. The automobile will be selected by Employee, and the automobile and related costs shall be comparable to those which Employer presently provides Employee.

     8. DEATH BENEFITS. If Employee dies during the Term of Employment, Employer shall pay to Employee's estate the compensation that would otherwise be payable to Employee for twelve months following the month in which his death occurs. In addition, Employer shall pay $100,000, in a lump sum, to the Employee's widow, or, if he is not then survived by his widow, to the Employee's surviving children in equal shares, or, if there are no surviving children, to the Employee's estate.

     9. BREACH BY EMPLOYEE. Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique and extraordinary in character, and that in the event of a breach by Employee of the terms and conditions of this Agreement to be performed by Employee, or in the event Employee performs services during the Term of Employment for any person, firm, corporation or other entity engaged in a competing line of business with Employer, or otherwise breaches this Agreement, Employer shall be entitled, if it so elects, to institute proceedings and to prosecute them in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Employee, or to enjoin Employee from performing services for any such other person, firm, corporation or other entity.

     10. TERMINATION FOR CAUSE. Employer may terminate Employee for cause upon thirty days' prior written notice to Employee. For purposes of this Agreement, an event or occurrence constituting "cause" shall mean:

     A. Employee's willful failure or refusal after notice thereof, to perform specific directives of Employer's Board of Directors, when such directives are consistent with the scope and nature of Employee's duties and responsibilities as set forth in Section 1 and elsewhere herein and such failure or refusal is:
(i) not corrected within a reasonable time after receipt of written notice that is sent by Employer's Board of Directors after resolution authorizing such notice; (ii) the direct material cause of material damages to the Employer; and
(iii) within the ability and power of Employee to materially perform such directive as to render such failure or refusal willful;

     B. Employee's conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation and final resolution of all appeals therefrom;

     C. Any final court determination of gross or wilful conduct of Employee resulting in substantial loss to Employer, substantial damage to Employer's reputation or any material theft from Employer;

     D. Other than by reason of physical injury or illness, a final court determination of Employee's material failure to perform the duties and responsibilities under this Agreement causing material damage to Employer; or

     E. Any final court determination of any material breach (not covered by any of the clauses (A) through (D)) of any of the provisions of this Agreement, causing material damage to Employer, and such breach was not cured within ten days after written notice thereof to Employee by Employer.

     11. ASSIGNMENT. This Agreement is a personal contract and, except as specifically set forth herein, the rights and interests of Employee herein may not be sold, transferred, assigned, pledged or hypothecated by Employee. The rights and obligations of Employer hereunder shall be binding upon and run in favor of the successors and assigns of Employer. In the event of any attempted assignment or transfer of rights hereunder contrary to the provisions hereof, Employer shall have no further liability for payments hereunder. Employee specifically consents to assignment of this Agreement by Employer pursuant to any reorganization or business combination that Employer may effect hereafter.

     12. GOVERNING LAW; CAPTIONS. This Agreement contains the entire agreement between the parties and shall be governed by the laws of the State of New York. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, and consented to in writing by the Board of Directors of Employer. Section headings are for convenience or reference only and shall not be considered a part of this Agreement.

     13. PRIOR AGREEMENTS. This Agreement supersedes and terminates all prior agreements between Employer and Employee relating to the subject matter herein addressed.

     14. NOTICES. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person to Employer by delivery to its Chairman of the Board of Directors or sent by telex, telecopy or by registered or certified mail, postage prepaid, addressed as follows:

                  if to Employee, to:
                  Jason Bauer
                  300 West 72nd St., #4C
                  New York, NY 10023

                  if to Employer, to:
                  Famous Fixins, Inc.
                  250 West 57th Street, Suite 1112
                  New York, New York  10107

                  with a copy to:
                  Law Offices of Dan Brecher
                  99 Park Avenue, 16th Floor
                  New York, New York  10016

     IN WITNESS WHEREOF, Employer has by its appropriate officer signed this Agreement and Employee has signed this Agreement, on and as of the date and year first above written.

                             FAMOUS FIXINS, INC.


                             By:  /s/ Victor Bauer
                                ---------------------------------
                                      Victor Bauer, Director

                             EMPLOYEE


                                  /s/ Jason Bauer
                             ------------------------------------
                                      Jason Bauer